EXHIBIT 3.1

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS
                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP 291)

                            MEMORANDUM OF ASSOCIATION
                                       OF
                                   MIH LIMITED



1.     NAME

       The name of the Company is MIH Limited.

2.     REGISTERED OFFICE

       The Registered Office of the Company is at the offices of Havelet Trust Company (BVI) Limited, P.O. Box 3186, Road Town, Tortola, British Virgin Islands, or at such other place within the British Virgin Islands as the Company may from time to time by a resolution of members determine.

3.     REGISTERED AGENT

       The Registered Agent of the Company is Havelet Trust Company (BVI) Limited, P.O. Box 3186, Road Town, Tortola, British Virgin Islands, or such other qualified person in the British Virgin Islands as the Company may from time to time by a resolution of members determine.

4.     GENERAL OBJECTS AND POWERS

       4.1. The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.

       4.2.   The Company may not -

              4.2.1. carry on business with persons resident in the British
                     Virgin Islands;

              4.2.2. own an interest in real property situate in the British
                     Virgin Islands, other than a lease referred to in clause 4.3.5;


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              4.2.3. carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

              4.2.4. carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

              4.2.5. carry on the business of company management, unless it is licensed under the Company Management Act, 1990; or

              4.2.6. carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

       4.3. For purposes of clause 4.2.1, the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if -

              4.3.1. it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

              4.3.2. it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

              4.3.3. it prepares or maintains books and records within the
                     British Virgin Islands;

              4.3.4. it holds, within the British Virgin Islands, meetings of its directors or members;

              4.3.5. it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

              4.3.6. it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or


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              4.3.7. shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

       4.4. The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

5.     CURRENCY

       The capital of the Company shall be denominated in the currency of the United States of America.

6.     AUTHORISED SHARES

       The Company is authorised to issue 131 642 450 shares of no par value.

7.     CLASSES AND NUMBER OF SHARES

       The shares which the Company is authorised to issue are divided into three classes as follows -

       7.1.   81 183 898 'A' ordinary shares of no par value ("A Shares");

       7.2.   43 876 429 'B' ordinary shares of no par value ("B Shares");

       7.3. 6 582 123 'C' preference shares of no par value ("Preference Shares"). The A Shares and the B Shares are collectively referred to herein as "Ordinary Shares". The holders of shares now or hereafter outstanding shall have no pre-emptive right to purchase, or have offered to them for purchase, any shares or other equity securities issued or to be issued by the Company. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the rights of the shares of each class are set out in the following clauses.

8.     DESIGNATIONS, POWERS, PREFERENCES, ETC. OF PREFERENCE SHARES


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       8.1.   Notwithstanding anything to the contrary herein or in the
              Company's Articles of Association ("Articles of Association"), the directors are hereby expressly authorised to provide (without any resolution of members), by resolution or resolutions, out of the unissued Preference Shares, for one or more series of Preference Shares and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, the relative, participating, optional or other rights (if any) and any qualifications, preferences, limitations or restrictions of the shares of such series, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, rights and terms of redemption (including sinking fund provisions) and redemption price and liquidation preferences and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. The designation and relative rights and preferences of each such series of Preference Shares and the qualifications, limitations or restrictions thereof, if any, which may differ from those of any or all other series at any time outstanding, shall be filed in accordance with the applicable provisions of British Virgin Islands law so as to constitute an amendment to this Memorandum of Association.

       8.2. Preference Shares, regardless of series, which are converted into other securities or other consideration, shall be retired and cancelled and shall have the status of authorised but unissued Preference Shares, without designation as to series.

9.     DESIGNATIONS, POWERS, PREFERENCES, ETC OF ORDINARY SHARES

       9.1. Save as herein otherwise provided, the A Shares and the B Shares shall rank pari passu in all respects.

       9.2. The A Shares and the B Shares shall have the following rights and be subject to the following restrictions:


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              As Regards Voting -

              9.2.1. If there is only one class of Ordinary Share in issue, each
                     Ordinary Share shall entitle the holder thereof to one (1) vote.

              9.2.2. Subject as set out in clause 9.2.3 below, if there are A
                     Shares and B Shares in issue, each A Share shall entitle the holder thereof to one (1) vote, and each B Share shall entitle the holder thereof to three (3) votes, provided, however, that, except as otherwise required by law, holders of A Shares and B Shares, as such, shall not be entitled to vote on any amendment to this Memorandum of Association or to the Articles of Association which relates solely to the terms of one or more outstanding series of Preference Shares unless such amendment would adversely affect the rights of the holders of Ordinary Shares of either class, in which case the class so affected shall be entitled to a class vote thereon. Except as expressly set out herein or in the Articles of Association and subject to the requirements of any applicable laws and the rights of any outstanding series of Preference Shares to vote as a separate class or series, all matters submitted to a vote of members shall be voted on by the holders of the A Shares and the B Shares, voting together as a single class.

              9.2.3. Should any of the B Shares be converted into A Shares under the provisions of clauses 9.2.9 to 9.2.19 hereof, then the holders thereof shall have the rights (including the voting rights) of A Shares.

              As Regards Dividends And Distributions -

              9.2.4. Subject to the preferential and other dividend rights of any outstanding series of Preference Shares, holders of A Shares and B Shares shall be entitled to such dividends and other distributions in cash, shares or property of the Company as may be declared thereon by a resolution of the directors from time to time out of assets or funds of the Company legally available therefor. No dividend or other distribution may be declared or paid on any A


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                     Share unless a like dividend or other distribution is
                     simultaneously declared or paid, as the case may be, on each B Share, nor shall any dividend or other distribution be declared or paid on any B Share unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each A Share, in each case, without preference or priority of any kind. All dividends and distributions on the A Shares and B Shares payable in Ordinary Shares shall be paid in the form of A Shares to the holders of A Shares and in the form of B Shares to the holders of B Shares. In no event shall shares of either class of Ordinary Share be split, divided or combined unless the outstanding shares of the other class of Ordinary Shares be proportionately split, divided or combined.

              9.2.5. In the event of a transaction as a result of which the A
                     Shares are converted into or exchanged for one or more other securities, cash or other property (a "Class A Conversion Event"), then from and after such Class A Conversion Event, a holder of B Shares shall be entitled to receive, upon the conversion of such B Shares pursuant to clauses 9.2.9 to 9.2.19, the amount of such securities, cash and other property that such holder would have received if the conversion of such B Shares had occurred immediately prior to the record date (or, if there is no record date, the effective date) of the Class A Conversion Event. This clause 9.2.5 shall be applicable in the same manner to all successive conversions or exchanges of securities issued pursuant to any Class A Conversion Event.

              9.2.6. No adjustments in respect of dividends shall be made upon the conversion of any B Share, provided, however, that, if a B Share is converted after the record date for the payment of a dividend or other distribution on B Shares but before such payment, then the record holder of such B Share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such B Share on the payment date notwithstanding the conversion thereof.

              As Regards Option Rights Or Warrants -


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              9.2.7. Subject to clauses 9.2.4, 9.2.5 and 9.2.6, the Company may not issue additional B Shares or issue options, rights or warrants to subscribe for additional B Shares, except that the Company may make a pro rata offer to all holders of Ordinary Shares of rights to subscribe for additional shares of the class of Ordinary Shares held by them. The Company may make offerings of options, rights or warrants to subscribe for shares of any class or classes of shares (other than B Shares) to all holders of A Shares or B Shares if an identical offering is made simultaneously to all the holders of the other class of Ordinary Shares. All offerings of options, rights or warrants shall offer the respective holders of A Shares and B Shares the right to subscribe at the same rate per share.

              As Regards Mergers -

              9.2.8. In the event of a merger of the Company with or into another entity (whether or not the Company is the surviving entity), the holders of each A Share and B Share shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Ordinary Shares, provided that, if such consideration consists in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), then the Company may (but is not obliged to) provide in the applicable merger agreement for the holders of B Shares to receive, on a per share basis, voting securities with three (3) times the number of votes per share as those voting securities to be received by the holders of A Shares (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with three (3) times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of A Shares, or into which the convertible or exchangeable securities to be received by the holders of A Shares may be converted or exchanged).

              As regards Conversion Of B Shares -

              9.2.9. Voluntary conversion


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                                    Each B Share shall be convertible at any
                                    time, at the option of its record holder, into one validly issued, fully paid and non-assessable A Share.

                        9.2.10.     Voluntary conversion procedure

                                    At the time of a voluntary conversion, the record holder of B Shares shall deliver to the principal office of the Company or any transfer agent for A Shares -

                                    9.2.10.1.   the certificate or certificates
                                                representing the B Shares to be
                                                converted, duly endorsed in
                                                blank or accompanied by proper
                                                instruments of transfer; and

                                    9.2.10.2.   written notice to the Company
                                                stating that the record holder
                                                elects to convert such share or
                                                shares and stating the name or
                                                names (with addresses) and the
                                                nominations in which the
                                                certificate or certificates
                                                representing the A Shares
                                                issuable upon the conversion are
                                                to be issued and including
                                                instructions for the delivery
                                                thereof.

                                    Conversions shall be deemed to have been effected at the time when delivery is made to the Company or its transfer agent of such written notice and the certificate or certificates representing the B Shares to be converted and as of such time each Person named in such written notice as the Person to whom a certificate representing A Shares is to be issued, shall be deemed to be the holder of record of the number of A Shares to be evidenced by that certificate. Upon such delivery, the Company or its transfer agent shall promptly issue and deliver at the stated address of such record holder of A Shares, a certificate or certificates representing the number of A Shares to which such record holder is entitled by reason of such conversion and shall cause such A Shares to be registered in the name of the record holder.

                        9.2.11.     Automatic conversion


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                                    Subject to clause 9.2.12 below, each B Share
                                    shall automatically, without any further action on the part of the Company or any other Person, convert into one A Share -

                        9.2.11.1. upon any Transfer of any B Share to any Person other than the Initial Holder or a Permitted Transferee; or

                        9.2.11.2. on the first date on which the number of B Shares then outstanding is less than 10% of all the then outstanding Ordinary Shares (calculated without regard to the difference in voting rights between the classes of Ordinary Shares); or

                        9.2.11.3. if and when the directors and the holders of a majority of the outstanding B Shares approve the conversion of all the B Shares into A Shares; or

                        9.2.11.4. if and when the directors, in their sole discretion, elect to effect a conversion after a determination that there has been a material adverse change in the liquidity, marketability or market value of the A Shares, considered in the aggregate, due to -

                                    9.2.11.4.1. the exclusion of the A Shares
                                                from trading on a national
                                                securities exchange or the
                                                exclusion of the A Shares from
                                                quotation on Nasdaq National
                                                Market or such other system then
                                                in use; or

                                    9.2.11.4.2. requirements under any
                                                applicable state law,

                                    in any such case, as a result of the
                                    existence of the B Shares.

                        9.2.12. Notwithstanding anything to the contrary set out in clause 9.2.11, a holder of B Shares may pledge such holder's B Shares to a financial institution pursuant to a bona fide pledge of such B Shares as


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                                    collateral security for any indebtedness or
                                    other obligations of any Person (the
                                    "Pledged Shares") due to the pledgee or its nominee, provided, however, that -

                                    9.2.12.1.   such B Shares shall not be voted
                                                by or registered in the name of
                                                the pledgee and shall remain
                                                subject to the provisions of
                                                clause 9.2.9 to 9.2.19; and

                                    9.2.12.2.   upon any foreclosure,
                                                realisation or other similar
                                                action by the pledgee, such
                                                Pledged Shares shall
                                                automatically convert into A
                                                Shares on a share for share
                                                basis unless all right, title
                                                and interest in such Pledged
                                                Shares shall be Transferred
                                                concurrently by the pledgee or
                                                the purchaser in such
                                                foreclosure to a Permitted
                                                Transferee;

                        9.2.13. The automatic conversion events set out in clause 9.2.11 shall be referred to herein as "Events of Automatic Conversion". The determination of whether an Event of Automatic Conversion shall have occurred shall be made by the directors or a committee of the directors.

                        9.2.14.     Automatic conversion procedure

                                    Any conversion pursuant to an Event of
                                    Automatic Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (the "Conversion Time"). At the Conversion Time, the certificate or certificates which represented immediately prior thereto the B Shares which were so converted (the "Converted B Shares") shall, automatically and without further action, represent the same number of A Shares. Holders of Converted B Shares shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Company or the office of any transfer agent for A Shares, together with a notice setting out the name or names (with addresses) and the nominations in which the certificate or certificates representing such A Shares are to be issued and


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                                    including instructions for delivery thereof.
                                    Upon such delivery, the Company or its
                                    transfer agent shall promptly issue and
                                    deliver at such stated address to such
                                    holder of A Shares a certificate or
                                    certificates representing the number of A
                                    Shares to which such holder is entitled by reason of such conversion, and shall cause such A Shares to be registered in the name of such holder. The Person entitled to receive the A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such A Shares at and as of the Conversion Time and the rights of such Person as the holder of B Shares which have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this clause
                                    9.2.14.

                        9.2.15.     Unconverted shares: notice required

                                    In the event of the conversion of less than all the B Shares evidenced by a certificate surrendered to the Company in accordance with the procedures of this clause 9.2, the Company shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of B Shares not converted.

                        9.2.16.     Retired shares

                                    B Shares which are converted into A Shares as provided herein shall be retired and cancelled and shall have the status of authorised but unissued B Shares.

                        9.2.17.     Reservation

                                    The Company shall at all times reserve and keep available, out of its authorised and unissued A Shares, for the purposes of effecting conversions, such number of duly authorised A Shares as shall from time to time be sufficient to effect the conversion of all outstanding B Shares. All the A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and free from liens and charges with respect to such issuance.


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                        9.2.18.     Determination of voting rights and Events of
                                    Automatic Conversion

                                    The directors of the Company or a duly
                                    authorised committee of such directors shall have the power to determine, in good faith after reasonable enquiry, whether an Event of Automatic Conversion has occurred with respect to any B Share. A determination by the directors of the Company or such committee that an Event of Automatic Conversion has occurred shall be conclusive. As a condition to counting the votes cast by any holder of B Shares at any annual or special meeting of shareholders or in connection with any written consent of shareholders or as a condition to registration of transfer of B Shares or for any other purpose, the directors or a duly authorised committee thereof, in their/its discretion, may require the holder of such shares to furnish such affidavits or other proof as the directors or such committee deems necessary or advisable to determine whether an Event of Automatic Conversion shall have occurred. If the directors or such committee determines that a holder has substantially failed to comply promptly with any request by the directors or such committee for such proof, such shares shall be entitled to one (1) vote per share until such time as the directors or such committee determines that such holder has complied with such request. The directors or a committee thereof may exercise the authority granted by this clause 9.2.15 through duly authorised officers or agents.

                        9.2.19.     Share legend

                                    The Company shall include on the
                                    certificates representing the B Shares a legend referring to the restrictions on Transfer and registration imposed by clauses
                                    9.2.9 to 9.2.18.

                        As Regards Liquidation -

                        9.2.20. In the event of any voluntary or involuntary liquidation, distribution or winding up of the Company, after distribution in full of the preferential and/or other amounts to be distributed to the


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                                    holders of any outstanding series of
                                    Preference Shares, the holders of A Shares and B Shares shall be entitled to receive all the remaining assets of the Company available for distribution to its shareholders, rateably in proportion to the number of A Shares and B Shares held by them. In any such distribution, A Shares and B Shares shall be treated equally on a per share basis.

10.         VARIATION OF CLASS RIGHTS

            Subject to the provisions of clause 9.2.2, the rights or restrictions attached to all or any shares of any class or series may be amended, modified, varied or cancelled by a resolution of members or directors as set out in clause 13.1, provided that no such amendment, modification, variation or cancellation which adversely affects the rights or restrictions attaching to any class or series of shares shall be effected without the approval of, or ratification by, a resolution passed at a separate meeting of the holders of the shares in question, by a simple majority of the votes exercisable by the holders of the applicable class or series of shares present and voting at the meeting, and the provisions of the Articles of Association relating to meetings of members shall apply to any such separate class meeting, except that a quorum at any such meeting shall be a member or members present in person or by proxy holding at least one-fifth of the issued shares of the class or series in question, provided that, if a quorum is not so present, the meeting shall be adjourned to the next day and the members present or represented at the adjourned meeting shall constitute a quorum.

11.         RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

            Unless otherwise provided by the terms of issue, by this Memorandum of Association or by the Articles of Association, any right or restriction attached to all or any class or series of shares shall be deemed not to be adversely affected by the creation or issue of any other shares ranking pari passu with (but not in priority to) any such share already issued by the Company.

12.         REGISTERED SHARES AND BEARER SHARES

            Shares may only be issued as registered shares and not as bearer shares.

13.         AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION


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            13.1.       The Company may amend its Memorandum of Association and
                        Articles of Association by a resolution of members or directors.

            13.2. In addition to any requirements of law and of this Memorandum of Association, an affirmative vote of the holders of 66-2/3 percent or more of the combined votes of all the then outstanding Ordinary Shares, voting together as a single class, (a "Supermajority Vote") shall be required to -

                        13.2.1. alter, amend, repeal or adopt any provision which is inconsistent with, any provision of clauses 8, 9 or this clause 13, of this Memorandum of Association or of Regulations 48, 49, 51, 63, 64, 65, 72, 73, 76, 77, 78,
                                    81 or 116 of the Articles of Association;
                                    and

                        13.2.2. approve any merger of the Company which would, directly or indirectly have the effect of making changes to this Memorandum of Association or to the Articles of Association which would require a Supermajority Vote if effected directly as an amendment to this Memorandum of Association or to the Articles of Association.

14.         DEFINITIONS AND INTERPRETATION

            In this Restated Memorandum of Association -

            14.1. unless the context clearly indicates a contrary intention, an expression which denotes any one gender includes the other genders, a natural person includes a juristic person and vice versa, the singular includes the plural and vice versa and the following terms have the meanings assigned to them below and cognate expressions bear corresponding meanings -

                        "Affiliate"             - in relation to any Person,
                                                  any other Person which
                                                  directly or indirectly
                                                  Controls, is Controlled or is
                                                  under common Control with,
                                                  such Person;

                        "Beneficial Owner"     -  in relation to any share,
                                                  means a Person who (i) has the
                                                  power to vote or dispose or to
                                                  direct the voting or
                                                  disposition of


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                                                  such share, directly or
                                                  indirectly, through any
                                                  agreement, arrangement or
                                                  understanding (written or
                                                  oral); or (ii) has the right
                                                  to acquire such share (whether
                                                  such right is exercisable
                                                  immediately or only after the
                                                  passage of time) pursuant to
                                                  any agreement, arrangement or
                                                  understanding (written or
                                                  oral) or upon the exercise of
                                                  conversion rights, exchange
                                                  rights, warrants or options or
                                                  otherwise, and "Beneficially
                                                  Own" and "Beneficial
                                                  Ownership" have corresponding
                                                  means;

                        "Control"               - in relation to any Person,
                                                  (i) the holding of shares or a
                                                  similar equity interest (which
                                                  in the case of a partnership
                                                  shall refer to the partnership
                                                  interest) representing more
                                                  than 50% of all the issued
                                                  shares or of the whole equity
                                                  interest in the capital of
                                                  that Person (or of another
                                                  Person which has Control of
                                                  such Person), or (ii) the
                                                  ability to appoint the
                                                  majority of the members of the
                                                  board of directors or other
                                                  governing body of such Person,
                                                  or (iii) the ability by virtue
                                                  of the holding of shares or
                                                  the possession of voting power
                                                  in or in relation to that
                                                  Person or by virtue of any
                                                  powers conferred by the
                                                  statutes or other document
                                                  relating to the Person or the
                                                  shareholders or partners of
                                                  such Person to exercise a
                                                  dominant influence over such
                                                  Person;

                        "Determination Date"    - the date on which B Shares
                                                  are first
                                                  issued by the Company;

                        "Initial Holder"        - each Person in whose name
                                                  one or more B Shares are
                                                  registered at the
                                                  Determination Date and each
                                                  joint owner of a B Share at
                                                  the Determination Date. A
                                                  Person shall cease to be an
                                                  Initial Holder once that
                                                  Person no longer holds of
                                                  record or beneficially any B
                                                  Shares. For the purposes of
                                                  the definition of Initial
                                                  Holder, if any B Shares are
                                                  registered in the name of a
                                                  Nominee, such Shares shall be
                                                  deemed to be registered in the
                                                  name of the Person for whom
                                                  such Nominee is acting and
                                                  such Shares shall be deemed
                                                  not to be registered in the
                                                  name of such Nominee;

                        "Nominee"               - a partnership or other
                                                  entity which is acting as a
                                                  bona fide nominee for the
                                                  registration of record
                                                  ownership of securities
                                                  Beneficially Owned by another
                                                  Person and which is identified
                                                  as such at the time of such
                                                  registration;

                        "Permitted Transferee"  - any Affiliate of an Initial
                                                  Holder;

                        "Person"                - any individual, firm,
                                                  company, corporation, trust,
                                                  government, State or agency of
                                                  a State or any joint venture,
                                                  partnership, limited liability
                                                  company, public company
                                                  limited or other incorporated
                                                  or unincorporated body;

                        "Transfer"              - any sale, transfer
                                                  (including a transfer made in
                                                  whole or in part without
                                                  consideration as a gift),
                                                  exchange, assignment, pledge,
                                                  encumbrance, alienation or any
                                                  other disposition or
                                                  hypothecation of record
                                                  ownership or of Beneficial
                                                  Ownership of any share,
                                                  whether by operation of law or
                                                  otherwise, provided, however,
                                                  that (i) a pledge of any share
                                                  made in accordance with the
                                                  provisions of clause 9.2.12;
                                                  and (ii) a grant of a proxy
                                                  with respect to any share to a
                                                  Person designated by the
                                                  directors of the Company who
                                                  are soliciting proxies on
                                                  behalf of the Company shall
                                                  not be considered a "Transfer"
                                                  and provided further that, in
                                                  the case of any Transfer of
                                                  record ownership to a Nominee,
                                                  such Transfer of record
                                                  ownership shall be deemed to
                                                  be made to the Person or
                                                  Persons for whom such Nominee
                                                  is acting;

            14.2. terms which have not been defined herein but have been defined in the Articles of Association have the same meaning when used herein.

We, International Trust Company B.V.I. Limited, of PO Box 659, Road Town, Tortola, British Virgin Islands, for the purposes of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association this 26th day of July 1991 in the presence of:

Witness                               Subscriber


Sgd. by Vinora Baronville
----------------------------          ----------------------------
International Trust Building          Authorised Signatory
Wickhams Cay                          For and on behalf of
Road Town, Tortola                    International Trust Company B.V.I. Limited

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